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                                                                  EXHIBIT 23.1
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TANNER + CO.
Certified Public Accountants
675 East 500 South, Suite 640
Salt Lake City, Utah 84102


               CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS
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         We hereby consent to the incorporation by reference in the Registration
Statement on Form S-3 of our report dated January 19, 1996, relating to the consolidated financial statements of Commodore Applied Technologies, Inc. (the "Company") for the year ended December 31, 1995, which appears on page F-1A of the Company's Annual Report on Form 10-K for the year ended December 31, 1997, and to the reference of our firm under the caption "Experts" in the Prospectus.

                                                                /s/ Tanner + Co.
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                                                                Tanner + Co.


Salt Lake City, Utah
April 15, 1998